UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 12, 2008

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

One S.W. Columbia, Suite 1105

Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On March 12, 2008, AVI BioPharma, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ercole Biotech, Inc., a privately held Delaware corporation (“Ercole”).  Under the terms of the Merger Agreement, a wholly-owned subsidiary of the Company will merge with and into Ercole, and Ercole will survive the merger as a wholly-owned subsidiary of the Company.  Subject to potential reduction as described below, the Company will issue 5,698,655 shares of our common stock valued at $1.3161 per share in exchange for the shares of Ercole capital stock and will assume Ercole debt and liabilities of $1,500,000. The number of shares to be delivered to Ercole’s stockholders may be decreased in connection with such liabilities and indemnification obligations as described in greater detail in the Merger Agreement.

Under the terms of the Merger Agreement, the Company will not assume any outstanding warrants for Ercole stock, except for warrants to purchase shares of Ercole’s Class A Voting Common Stock issued to Isis Pharmaceuticals, Inc. (the “Isis Warrants”).  At the Effective Time, the Isis Warrants will be exchanged for warrants to acquires shares of the Company’s Common Stock, the number of which and the exercise price therefor adjusted in accordance with the Exchange Ratio, as defined in the Merger Agreement.

In addition, in anticipation of the closing of the merger, on March 12, 2008, the Company loaned Ercole approximately $900,000 to be used by Ercole to repay its debt obligation to Isis Pharmaceuticals, Inc.  In exchange, Ercole issued a convertible promissory note to the Company.  In the event the merger closes, this debt will be forgiven.  If the merger does not close, Ercole will either repay the amounts owing or the Company may convert such amounts into shares of Ercole Class A Voting Common Stock.

The Merger Agreement contains representations, warranties and covenants customary for transactions of this size and nature. The closing of the transaction is subject to customary closing conditions, including the approval of Ercole’s stockholders, and is expected to occur in the current quarter.

The Merger Agreement contains representations and warranties that the Company and Ercole made to each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Ercole, and are subject to important qualifications and limitations agreed to by the Company and Ercole in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete characterizations of the actual state of facts as of any specified date, since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to investors in our common stock and were used for the purpose of allocating risk between the Company and Ercole’s stockholders, rather than establishing matters as facts.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The press release issued by the Company announcing the signing of the Merger Agreement is filed as Exhibit 99.1 hereto.

Item 7.01       Regulation FD Disclosure.

On March 13, 2008, in connection with the Company’s press release issued that same date, the Company scheduled a press conference.  A slide presentation accompanied the press conference commentary.  A copy of the slide presentation is included as Exhibit 99.2 to this Form 8-K.

Item 8.01       Other Events.

The information set forth in Item 7.01 is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith, except with respect to Exhibit 99.2, which is being furnished herewith:

2.1                                 Agreement and Plan of Merger dated March 12, 2008 by and among AVI BioPharma, Inc., EB Acquisition Corp., Ercole Biotech, Inc. and the Stockholder Representative (without exhibits).

10.62       Ercole Biotech, Inc. Convertible Promissory Note dated March 12, 2008.

99.1         Press Release dated March 13, 2008.

99.2         Contents of press conference slide presentation dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 13, 2008.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS

Alan P. Timmins
President and Chief Operating Officer
(Principal Operating Officer)

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger dated March 12, 2008 by and among AVI BioPharma, Inc., EB Acquisition Corp., Ercole Biotech, Inc. and the Stockholder Representative (without exhibits).

10.62	Ercole Biotech, Inc. Convertible Promissory Note dated March 12, 2008.

99.1	Press Release dated March 13, 2008.

99.2	Contents of press conference slide presentation dated March 13, 2008.